UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported)  February 25, 2005
                                                        -------------------


                              KEY GOLD CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                     Nevada
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


                 000-50660                              98-0372619
         ------------------------           ---------------------------------
         (Commission File Number)           (IRS Employer Identification No.)


     1942 Broadway, Suite 504, Boulder, Colorado           80302
--------------------------------------------------------------------------------
      (Address of Principal Executive Offices)          (Zip Code)


                                 (303) 323-1927
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)

                            SECTION 8 -- OTHER EVENTS

ITEM 8.01  OTHER EVENTS

            On February 28, 2005, Key Gold Corporation, a Nevada corporation ("Key Gold"), announced that it has approved an agreement, effective as of February 25, 2005, with QGX Ltd. ("QGX"), an Ontario-based company, whereby Key Gold can earn an interest in the following three exploration licenses in Mongolia held by QGX: Uhaa Hudag, Bayan Bulag, and Tsaidsam.

         Key Gold can earn a 60% interest in the three licenses by spending US $1.5 million on the properties and issuing 500,000 common shares of Key Gold to QGX over a period of three years ending February 28, 2008. Key Gold has committed to spend US$400,000 on the properties in the first year. Should Key Gold fail to spend US$400,000 in the first year, it will pay any shortfall in cash to QGX and the agreement will be terminated. Upon completion of the 60% earn-in, Key Gold has the right to increase its interest in any of the licenses to 75% by funding the cost of obtaining a positive feasibility study for a mine on that property.

            A copy of the  Registrant's  press  release  is  attached  hereto as
Exhibit 99.1.

SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 28, 2005                   KEY GOLD CORPORATION


                                            By: /s/ John Anderson
                                                ---------------------------
                                                John Anderson
                                                Chief Executive Officer and
                                                Chief Financial Officer